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                                 EXHIBIT 99.16

                        FORM OF STOCK OPTION AGREEMENT

         (OPTIONS GRANTED PURSUANT TO WRITTEN COMPENSATION AGREEMENTS)
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                                                                   EXHIBIT 99.16

                            STOCK OPTION AGREEMENT
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RECITALS
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          A.  Optionee is to render valuable services to the Corporation (or a
Parent or Subsidiary), and in connection with such services the Corporation has approved the grant of an option to Optionee.

          B. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.  Grant of Option.  The Corporation hereby grants to
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Optionee, as of the Grant Date, a Non-Statutory option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2.  Option Term.  This option shall have a maximum term of ten (10)
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years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

          3.  Limited Transferability.  This option may, in connection with the
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Optionee's estate plan, be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Compensation Committee may deem appropriate. This option shall also be transferable and assignable by Optionee by will or by the laws of descent and distribution following Optionee's death.

          4.  Dates of Exercise. This option shall become exercisable for the
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Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

          5.  Cessation of Service. The option term specified in Paragraph 2
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shall terminate (and this option shall cease to be outstanding) prior to the
Expiration Date should any of the following provisions become applicable:

                    (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of thirty (30)
     days (commencing with the date of such
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     cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                    (ii) If Optionee dies while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

                    (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                    (iv) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

                    (v) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

          6.   Special Acceleration of Option.
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               (a)  This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall be subject to the following provisions:

                    (i) Service for at least One (1) Year. If Optionee has been in Service for at least one (1) year prior to the effective date of the Corporate Transaction, then this option, to the extent outstanding but not otherwise fully exercisable at the time of such Corporate Transaction, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the
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     spread existing on the unvested Option Shares at the time of the Corporate
     Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise/vesting schedule set forth in the Grant Notice.

                    (ii) Service for less than One (1) Year. If Optionee has been in Service for less than one (1) year prior to the effective date of the Corporate Transaction, then no acceleration of this option shall occur in connection with such Corporate Transaction and, to the extent not previously exercised, this option shall terminate and cease to be outstanding on the effective date of such Corporate Transaction, except to the extent this option is either (i) assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), or
     (ii) replaced with a cash incentive program of the successor corporation with preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares.

               (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

               (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
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               (d)  This Agreement shall not in any way affect the right of the
Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   Adjustment in Option Shares.  Should any change be made to the
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Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8.   Shareholder Rights.  The holder of this option shall not have
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any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.
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          9.   Manner of Exercising Option.
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               (a)  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                    (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                          (A)  cash or check made payable to the Corporation;

                          (B) a promissory note payable to the Corporation, but only to the extent authorized by the Compensation Committee in accordance with Paragraph 13;

                          (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                          (D) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                    (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.
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               (b)  As soon as practical after the Exercise Date, the
Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

          10.  Compliance with Laws and Regulations.
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               (a)  The exercise of this option and the issuance of the Option
Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          11.  Successors and Assigns. Except to the extent otherwise provided
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in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          12.  Notices. Any notice required to be given or delivered to the
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Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          13.  Financing. The Compensation Committee may, in its absolute
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discretion and without any obligation to do so, permit Optionee to pay the
Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Compensation Committee in its sole discretion.

          14.  Construction. All decisions of the Compensation Committee with
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respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

          15.  Governing Law. The interpretation, performance and enforcement of
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this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.
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                                   EXHIBIT I

                              NOTICE OF EXERCISE

          I hereby notify Genesys Telecommunications Laboratories, Inc. (the "Corporation") that I elect to purchase _____________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $ _____________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me on _____________, 199___.

          Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

________________________, 199_
Date


                                        _______________________________
                                        Optionee

                                        Address:_______________________

Print name in exact manner it is
to appear on the stock certificate: ___________________________________

Address to which certificate is to
be sent, if different from address
above:                              ___________________________________

Social Security Number:
                                    ___________________________________
Employee Number:
                                    ___________________________________
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                                   APPENDIX
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          The following definitions shall be in effect under the Agreement:

          A.   Agreement shall mean this Stock Option Agreement.
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          B.   Board shall mean the Corporation's Board of Directors.
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          C.   Code shall mean the Internal Revenue Code of 1986, as amended.
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          D.   Common Stock shall mean the Corporation's common stock.
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          E.   Compensation Committee shall mean the Compensation Committee of
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the Board.

          F.   Corporate Transaction shall mean either of the following
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shareholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation .

          G.   Corporation shall mean Genesys Telecommunications Laboratories,
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Inc., a California corporation.

          H.   Employee shall mean an individual who is in the employ of the
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Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          I.   Exercise Date shall mean the date on which the option shall have
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been exercised in accordance with Paragraph 9 of the Agreement.

          J.   Exercise Price shall mean the exercise price per share as
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specified in the Grant Notice.

          K.   Expiration Date shall mean the date on which the option expires
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as specified in the Grant Notice.

          L.   Fair Market Value per share of Common Stock on any relevant date
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shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor
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     system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Compensation Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M.   Grant Date shall mean the date of grant of the option as
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specified in the Grant Notice.

          N.   Grant Notice shall mean the Notice of Grant of Stock Option
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accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

          O.   Misconduct shall mean the commission of any act of fraud,
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embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by
Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

          P.   Non-Statutory Option shall mean an option not intended to satisfy
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the requirements of Code Section 422.

          Q.   Notice of Exercise shall mean the notice of exercise in the form
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attached hereto as Exhibit I.

          R.   Option Shares shall mean the number of shares of Common Stock
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subject to the option as specified in the Grant Notice.

          S.   Optionee shall mean the person to whom the option is granted as
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specified in the Grant Notice.

          T.   Parent shall mean any corporation (other than the Corporation) in
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an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
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          U.   Permanent Disability shall mean the inability of Optionee to
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engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more..

          V.   Service shall mean the Optionee's performance of services for the
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Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-
employee member of the board of directors or a consultant or independent advisor.

          W.   Stock Exchange shall mean the American Stock Exchange or the New
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York Stock Exchange.

          X.   Subsidiary shall mean any corporation (other than the
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Corporation) in an unbroken chain of corporations beginning with the
Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.